FIRST AMENDMENT TO MANAGEMENT AGREEMENT

This Amendment to Lease Agreement (the "Amendment") is made January __1_______ , 2024 by and between **Dakota UPREIT Limited Partnership,** existing under the laws of the State of North Dakota, hereinafter called the **Owner,** and **DAKOTA REIT MANAGEMENT, LLC**, a North Dakota limited liability company hereinafter called the **Manager**.

WHEREAS, on January 1, 2017, Landlord entered into a Management Agreement with Manager to engage Manager as Owner's exclusive agent to manage and operate the Properties, subject to the terms and conditions of the Agreement.

WHEREAS, the Owner and the Manager wish to amend the Agreement in accordance with the terms and conditions hereof.

NOW THEREFORE in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The parties agree that the recitals above are true and correct in all material respects.
2. The parties agree that the **Commercial Property Management Agreement** is hereby modified and amended as follows:
    A. Schedule A is replaced by Schedule A in this Amendment

    B. Schedule B is replaced by Schedule B in this Amendment
3. The parties hereby confirm that all other terms and conditions of the Lease are in full force and effect except as expressly provided in this Amendment.
4. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be and original and such counterparts together shall constitute one and the same instrument. Facsimile signatures and scanned and e-mailed signatures on this Amendment shall be deemed to be original signatures for all purposes.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

Owner: Dakota UPREIT Limited Partnership

By: Matt Pedersen
Its: President
Date: 1/22/2024

Manager: Dakota REIT Management, LLC

By: [signature]
Its: Chief Operating Officer
Date: 1/22/2024

SCHEDULE A

TERM SHEET

This Schedule is part of a Management Agreement between Dakota REIT Management, LLC as Manager and Dakota UPREIT, LP as Owner dated 1/1/2017.

1. **Property List:** All properties, addresses and management fee are listed on Schedule B. Subject to change due to acquisitions or dispositions of property.

2. **Term**: 1 year
   Commencement Date: January 1
   Expiration Date: This Agreement automatically renews from year to year until the termination of the agreement by either party or by giving 30 days written notice to the other party.

3. Property Manager shall send reports and notices to the Owner's contacts below:

   Matt Pedersen, President
   3003 32nd Ave, Suite #250
   Fargo, ND 58103
   ph. 701-239-6879

   Robert Rush, Director of Asset Management
   3003 32nd Ave, Suite #250
   Fargo, ND 58103
   ph. 701-239-6879

4. Owner will procure the appropriate insurance coverage to include liability insurance of not less than $1,000,000. Manager to be named as additional insured and provided a copy of certificate of insurance coverage.

5. Manager shall pay the items below and charge such payments to Owner's account. Owner will advise Manager on specific items to be paid by Manager on Owner's behalf.

   a. Real estate taxes and special assessments.
   b. Ordinary repairs and alterations. Any exceeding $3,000 to have Owner's prior approval.
   c. Insurance premiums on insurance referred to above.
   d. Return of security deposits to departing tenants
   e. Payment of principal and interest on mortgage on the property.
   f. Repair and Replacements according to the Lease requirements
   g. Payment of any and all charges billed to Owner including, but not limited to, the following:
      i. Advertising & Marketing
      ii. Equipment & Inventory
      iii. Grounds, Landscaping & Snow Removal
      iv. Membership & Training Expenses
      v. Office Supplies
      vi. Professional & Legal
      vii. Services, Maintenance & Custodial

viii. Utilities

6. As compensation for its services, Manager shall be paid monthly and may deduct from rentals collected the following amounts:
    a. Percentage of income as listed on Schedule B
    b. Technology Fee

7. Project Management: With Owner's prior approval, Agent shall provide coordination of repairs, replacements, or construction which is outside the scope of normal operating repairs or replacements, Criteria for the payment if said fee may include one or more of the following: Coordination of multiple contractors, multiple dibs, multiple disciplines (ie – architects, engineers, contractors, etc.), oversight of work progress, obtaining building permits and / or certificates of occupancy.

    The fee due to Agent for such coordination and oversight is as follows:

Total cost of Project / Improvement	**Fee**
$0 - $10,000	$0
$10,001 - $25,000	5%
$25,001 - $100,000	4%
$100,001 - $500,000	3%
$500,001 and greater	Fee to be negotiated

Schedule B – Projects and fee schedule
Dakota REIT Management, LLC

Property Name	Address	City	ZIP Code	Fee
32nd Center	3003 32nd Ave	Fargo	58103	5%
Apple Creek	3909 Apple Creek Rd	Bismarck	58501	3%
Apple Valley	14720 Energy Way and 5550 Upper 147th St.	Apple Valley	55124	3%
Appareo Systems*	1810 – 1830 NDSU Research Cir	Fargo	58103	1%
Bismarck Airport Road	1202-1238 Airport Road	Bismarck	58501	5%
Century Mall	109 - 121 East Century Ave. & 2835 N. Washington St.	Bismarck	58501	5%
Cummins NPower - Fargo	3801 34th Ave. S.	Fargo	58103	2%
D & M Industries	4205 30th Ave. S.	Moorhead	56560	$500 / mo
First Center South	3051 & 3175 25th St. S.	Fargo	58103	5%
Harmony	2804 – 2808 S. Louise Ave	Sioux Falls	57106	3% (Accounting Fees)
Leevers SuperValu	424 2nd Ave. NE	Valley City	58072	2%
Lindquist Square	104 20th Ave SW	Minot	58701	1.5% (Accounting Fees)
Minot Metro (incl Boot Barn)	1314-1420 20th Ave SW	Minot	58701	1.5% (Accounting Fees)
North Pointe Retail Center	14643 Edgewood Dr.	Baxter	56425	5%
Pinehurst Square EAST	901, 909, 1001, & 1003 W. Interstate Ave.	Bismarck	58503	5%
Pinehurst Square WEST	1207 - 1229 W. Century Ave.	Bismarck	58503	4%
Pioneer Center	715 East 13th Ave. S., 1380 & 1410 East 9th St.	West Fargo	58078	5%
Riverwood	2812 – 2818 S. Louise Ave	Sioux Falls	57106	3% (Accounting Fees)
Tri State Warehouse	3900 W 34th St N	Sioux Falls	57106	$500
Wanzek (Formerly TMI) Building	4850 32nd Ave. S.	Fargo	58104	$500 / mo
Tuscany Square	107 West Main Ave.	Bismarck	58501	5%
WF USPS Warehouse	1907 4th Ave. NW	West Fargo	58078	1%
Willow Creek Plaza	903 & 933 29th St. SE	Watertown	57201	5%

- *This agreement is effective as of 1/1/2024*

Owner: Dakota UPREIT Limited Partnership

By: Matt Pedersen

Its: President

Date: 1/22/2024

Manager: Dakota REIT Management, LLC

By: [signature]

Its: Chief Operating Officer

Date: 1/22/2024